As filed with the Securities and Exchange Commission on April 21, 2008
File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GF ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-1675082
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

39 East Union Street
Pasadena, California 91103
(626) 204-6298
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James S. Robertson
Chief Executive Officer
39 East Union Street
Pasadena, California 91103
(626) 204-6298
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ann Lawrence, Esq. Paul, Hastings, Janofsky & Walker LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, California 90071 Telephone: (213) 683-6000 Facsimile: (213) 996-3159	Philip R. Weingold, Esq. Christopher S. Auguste, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9100 Facsimile: (212) 715-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount Being	Offering	Aggregate	Registration
Security being Registered	Registered	Price per Security(1)	Offering Price(1)	Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	9,200,000 Units	$10.00	$92,000,000	$3,615.60
Shares of Common Stock included as part of the Units	9,200,000 Shares	—	—	—(3)
Warrants included as part of the Units	9,200,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	9,200,000 Shares	$7.50	$69,000,000	$2,711.70
Total			$161,000,000	$6,327.30

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,200,000 Units and 1,200,000 shares of Common Stock and 1,200,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, APRIL 21, 2008

PRELIMINARY PROSPECTUS

$80,000,000
GF ACQUISITION CORP.
8,000,000 Units

GF Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses which we refer to as our business combination. We will have 24 months from the date of this prospectus to complete our business combination. If we fail to do so, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, the net proceeds held in the trust account described in this prospectus. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographical region. To date, our operations have been limited to organizational activities, including this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are selling 8,000,000 units, each of which consists of one share of our common stock and one warrant. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of our completion of a business combination and          , 2009, and will expire on          , 2012 or earlier upon redemption, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have granted Pali Capital, Inc. and Morgan Joseph & Co. Inc., the co-representatives of the underwriters, a 45-day option to purchase up to 1,200,000 units (over and above the 8,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

Ronald F. Valenta, John O. Johnson, James S. Robertson and certain other parties have committed to purchase from us an aggregate of 3,000,000 warrants at $1.00 per warrant for a total purchase price of $3,000,000 in a private placement that will occur immediately prior to the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described in this prospectus and will be part of the funds distributed to our public stockholders in the event we are not able to complete a business combination. The “insider warrants” to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by them (except for certain transfers such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) until the later of          , 2009 and 60 days after the consummation of our business combination.

There is currently no public market for our units, common stock or warrants. We intend to have the units listed on the American Stock Exchange. If the units are listed on the American Stock Exchange, the units will be listed under the symbol GFX.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols GFX and GFX.WS, respectively. We cannot assure you that our securities will be approved for listing or, if approved, will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public Offering Price	$10.00	$80,000,000
Underwriting Discount and Commissions(1)	$0.70	$5,600,000
Proceeds, before expenses, to GF Acquisition Corp.	$9.30	$74,400,000

(1)	Includes $0.35 per unit or $2,800,000 in the aggregate ($3,220,000 if the underwriters’ option to purchase additional units is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described herein.

Of the net proceeds we receive from this offering and from the sale of the insider warrants described in this prospectus, we estimate that $79,322,000 in the aggregate or approximately $9.92 per unit (or approximately $90,902,000 in the aggregate or approximately $9.88 per share of the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation which may not occur until          , 2010 [24 months from the date of this prospectus].

The underwriters are offering the units for sale on a firm-commitment basis. The co-representatives of the underwriters expect to deliver the units on or about          , 2008.

Pali Capital, Inc.	Morgan Joseph

          , 2008

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our company” refer to GF Acquisition Corp.;

•	“target” means a business or asset that qualifies under our charter to be considered an acceptable candidate for the initial acquisition by us and its completion by requisite shareholder vote is considered a “business combination”;

•	“initial stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;

•	“initial shares” refers to the 2,300,000 shares of common stock previously issued to our initial stockholders for $25,000 in January 2008, up to 300,000 of which are subject to forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full;

•	“insider warrant holders” refers to Messrs. Valenta, Johnson and Robertson and Ebb Tide Investments Limited and GF Investors LLC;

•	“insider warrants” refers to the 3,000,000 warrants we are selling privately to the insider warrant holders immediately prior to the consummation of this offering;

•	“public stockholders” refers to the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial stockholders to the extent that they purchase such shares; and

•	the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We have applied to have our securities listed on the American Stock Exchange, thereby providing a state blue sky exemption in every state. However, notwithstanding the foregoing, we are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Our Company

We are a blank check company organized under the laws of the State of Delaware on January 3, 2008. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities and activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, but are intended to be focused on companies in the business services sector. We do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Effecting a Business Combination

We will have until          , 2010 to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable). If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete our business combination. With multiple acquisitions, we could also face additional risks, including additional costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable). In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business and seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Experienced Management

Ronald Valenta, John Johnson and certain of our initial stockholders were responsible for organizing General Finance Corporation, or General Finance, a blank check company which completed an initial public offering in September 2006 and raised gross proceeds of $69 million. In September 2007 General Finance paid approximately $64 million to complete the acquisition of RWA Holdings Pty Limited and its subsidiaries, or Royal Wolf. Two of our initial stockholders and members of our board of directors currently serve as executive officers of General Finance. Ronald Valenta is a member of its Board of Directors and is the President and Chief Executive Officer of General Finance. John Johnson is the Chief Operating Officer of General Finance.

Conflicts of Interest

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various activities. In the course of their other activities, our officers and directors may become aware of acquisition opportunities that may be appropriate for presentation to our company as well as other entities with which they are or may become affiliated. Accordingly, there may be situations in which our officers and directors have an obligation or an interest with respect to such opportunities that actually or potentially conflicts with our interests. We cannot assure you that any such conflicts will be resolved in our favor.

In order to minimize potential conflicts, prior to our initial public offering, the board of directors of General Finance adopted a policy which requires Messrs. Valenta, Johnson and all other directors and officers of General Finance, referred to collectively as the General Finance Parties, to present to the board of directors of General Finance all business opportunities to complete a merger, acquisition or business combination in the “portable storage and mobile office industries,” which it defines to include the businesses of leasing, purchase, sale, refurbishment and modification of storage containers, trailers, mobile offices and modular offices, identified by the General Finance Parties during the period commencing on the date of adoption of the policy until the earliest of (i) December 31, 2010, (ii) our consummation of an initial business combination or our liquidation and (iii) the second anniversary of the date of this prospectus. The General Finance Parties will not pursue or offer to us a business opportunity in the portable storage and mobile office industries except in accordance with the foregoing procedure and unless and until a majority of the disinterested directors of General Finance has determined for any reason that General Finance will not pursue such an opportunity. In addition, we may not pursue opportunities in the self-storage and business park industries due to certain pre-existing fiduciary obligations of our officers and directors. We have amended and restated our certificate of incorporation to provide that the members of our board of directors as well as our officers are not required to present to us corporate opportunities to acquire business in the portable storage and mobile office industries and self-storage and business park industries and such persons will not be liable for breach of any fiduciary duty to the company or our stockholders for not presenting such opportunities to our company or for presenting opportunities in the portable storage and mobile office industries to the board of directors of General Finance.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Our executive offices are located at 39 East Union Street, Pasadena, California 91103. Our telephone number is (626) 204-6298.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 17 of this prospectus.

Securities offered	8,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants are expected to trade separately on the 90th day after the date of this prospectus unless Pali Capital and Morgan Joseph determine that an earlier date is acceptable.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will separate trading of the common stock and warrants occur until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Pali Capital and Morgan Joseph have allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Insider warrants	3,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $3,000,000) will be sold pursuant to a warrant purchase agreement among us, Pali Capital and Morgan Joseph, and the insider warrant holders. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current, and

(iii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers have agreed, pursuant to the agreements, that the insider warrants will not be sold or transferred by them (except for certain transfers such as transfers to relatives and trusts for estate planning purposes, or to our directors at the same cost per warrant originally paid by them, while remaining in escrow) until the later of , 2009 and 60 days after the consummation of our business combination. Pali Capital and Morgan Joseph have no intention of waiving these restrictions. In the event of liquidation prior to our initial business combination, the insider warrants will expire worthless.

Registration rights	Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the initial shares, the insider warrants, shares of common stock underlying the insider warrants, and any units (and shares, warrants and shares underlying such warrants) sold in this offering, granting them and their permitted transferees certain demand and “piggy-back” registration rights. Any such registration rights would not become exercisable until the expiration of any lock-up period relating to such securities. We will bear certain expenses incurred in connection with the exercise of such registration rights.

Units: Number outstanding before this offering.	None

Number to be outstanding after this offering	8,000,000 units, all of which have been sold in this offering, consisting of 8,000,000 shares of common stock and 8,000,000 warrants.

Common stock: Number outstanding before this offering	2,300,000 shares[1]

Number to be outstanding after this offering	10,000,000 shares[2]

Warrants:
Number outstanding before this offering	0 warrants

Number to be sold to insider warrant holders	3,000,000 warrants

Number to be outstanding after this offering and sale to insiders	11,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

1 This number includes an aggregate of 300,000 shares of common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.
2 Assumes the over-allotment option has not been exercised and an aggregate of 300,000 shares of common stock have been forfeited by our initial stockholders. If the over-allotment option is exercised in full the initial stockholders will hold 2,300,000 shares of common stock.

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• , 2009.

However, the warrants held by public stockholders will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, on , 2012 or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (excluding any insider warrants held by the initial purchasers or their affiliates) without the prior consent of the underwriters:

• in whole and not in part;

• at a price of $.01 per warrant at any time while the warrants are exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, (x) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption and (y) there exists an effective registration statement.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we call the warrants for redemption and our management does not take advantage of this option to force a cashless exercise, our insider warrant holders would still be entitled to exercise their insider warrants as described above for cash or on a cashless basis. As a result, our insider warrant holders may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants owned by such holder. The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

Proposed American Stock Exchange symbols for our:

Units	GFX.U

Common stock	GFX

Warrants	GFX.WS

Offering proceeds to be held in trust	$76,322,000 of the net proceeds of this offering plus the $3,000,000 we will receive from the sale of the insider warrants (for an aggregate of $79,322,000 or approximately $9.92 per unit sold to the public in this offering) will be placed in a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,800,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,750,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $200,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if exercised, will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources	We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account, plus the up to $1,750,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time.

Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

We anticipate that we will incur approximately:

• $300,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

• $350,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;

• $350,000 of expenses for legal and accounting fees relating to our Securities and Exchange Commission, or SEC, reporting obligations;

• $144,000 for the administrative fee payable to PV Realty, L.L.C., an entity controlled by Mr. Valenta ($6,000 per month for 24 months); and

• $806,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $100,000 for director and officer liability insurance premiums.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Valenta and Johnson have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Limited payments to insiders	There will be no fees or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

• payment of $6,000 per month to PV Realty, L.L.C., an affiliate of Ronald F. Valenta, for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Pasadena, California;

• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

• directors fees equal to $1,500 for each meeting attended in person and $500 for each meeting attended by phone.

Amended and Restated Certificate of Incorporation	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning up to one share less than 40% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which 40% (minus one share) of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Conditions to consummating our business combination	Our business combination must occur with one or more target businesses that have a collective fair market value of at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of such business combination. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not consummate a business combination unless we acquire a controlling interest in the target company. We will acquire a controlling interest either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable). If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination.

Conversion rights for stockholders voting to reject a business combination	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert up to 10% of our publicly traded stock into a pro rata share of the trust account (initially approximately $9.92 per share, or approximately $9.88 per share if the over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their initial shares or insider warrants). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. Public stockholders who convert up to 10% of their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we will require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.92 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2010, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.92, plus interest then held in the trust account, for the following reasons:

• Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

• While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Mr. Valenta and Mr. Johnson have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. Furthermore, Mr. Valenta and Mr. Johnson will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a valid and enforceable waiver, such liability will be only in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur by , 2010, subject to our obligations under Delaware law to provide for claims of creditors. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Mr. Valenta and Mr. Johnson have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Escrow of initial stockholders’ shares	On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination or earlier if, following a business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Audit committee to monitor compliance	We have established an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on the experience of our management. We also considered the size of the offering to be an amount we believe could be successfully utilized in our initial business combination. We may utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. Our only source of income following this offering, and until we complete a business combination, will be from interest generated from our trust investments.

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 15, 2008
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$22,687	$76,744,687
Total assets	24,884	79,546,884
Total liabilities	—	—
Value of common stock which may be converted to cash	—	31,728,790
Stockholders’ equity	24,884	47,818,094

(1)	Includes the $3,000,000 we will receive from the sale of the insider warrants. Assumes the payment of the $2,800,000 deferred underwriters’ discounts and commissions to the underwriters.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The working capital excludes no costs related to this offering which were paid or accrued prior to January 3, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $79,322,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust also includes $2,800,000 (or approximately $0.35 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not consummated, the trust account totaling $79,322,000 of net proceeds from the offering, including $3,000,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,750,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not consummate a business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning up to one share less than 40% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 39.99% of the 8,000,000 shares sold in this offering, or 3,199,999 shares of common stock, at an initial per-share conversion price of approximately $9.92, for up to an aggregate of $31,728,790 without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us as described above (calculated as of two business days prior to the proposed consummation of the business combination),

•	divided by the number of shares of common stock sold in this offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. If that occurs, the trading price of our securities could decline and you could lose all or a part of your investment.

Risks associated with our business

We are a recently formed, development stage company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results and no revenues to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We do not have any business combination under consideration and we have neither identified, nor have been provided with the identity of, any potential target businesses. Neither we nor any representative acting on our behalf has had any direct or indirect contacts or discussions with any target business regarding a business combination or taken any direct or indirect measures to locate a target business or consummate a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, if at all, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus within in which to consummate a business combination. If we fail to consummate a business combination within this time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination or upon the affirmative vote of holders of at least 90% of our outstanding capital stock. If we are forced to liquidate, you may not receive the full amount of your original investment.

Since we have not yet selected a particular industry or target business within the business services sector with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share, and our warrants will expire worthless.

Approximately $2,800,000 (or $3,220,000 if the underwriters’ option to purchase additional units is exercised in full) of the gross proceeds of this offering and the sale of the insider warrants will be used to pay a portion of the underwriting discounts and commissions as well as filing, listing, legal, accounting and other fees and expenses associated with this offering. In addition, (i) up to $1,750,000 of the interest income of the trust may be released to us to fund expenses related to investigating and selecting a target business or businesses and our other working capital requirements and expenses, and (ii) any additional amounts of interest income may be released to us to pay our income or other tax obligations.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be approximately $9.92 per share (or approximately $9.88 per share if the underwriters’ option to purchase additional units is exercised in full) because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination, unless interest income or other gains in the trust account serve to increase such amount. In addition, this amount is less than the expected per-share liquidation distribution of many other blank check companies. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 40% or more of the shares sold in this offering voting against the business combination and opting to have us convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait 24 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with a business combination even if public stockholders owning 39.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 39.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are a few other offerings similar to ours which include conversion provisions of greater than 20%, the 40% threshold is above what had been customary and standard for offerings similar to ours. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it will be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our initial stockholders with respect to any initial shares they owned prior to this offering) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination, we will offer each public stockholder (but not our initial stockholders or their permitted transferees with respect to any shares of common stock they owned prior to this offering) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Accordingly, if you purchase more than 10% of the shares included in the units being sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We will require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We will require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate obtaining a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $3,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, we believe we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we do not believe we are subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based on publicly available information, as of          , 2008, approximately      similarly structured blank check companies have completed initial public offerings in the United States since August 2003. Of these companies, only      companies have consummated a business combination, while      other companies have announced they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combination, and      companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately      blank check companies with more than $      million in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are      additional offerings for blank check companies that are in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We cannot assure you that the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next

24 months, assuming that a business combination is not consummated during that time. We are permitted to use a portion of the funds available to us to pay commitment fees for financing, fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated not to amend or waive these provisions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, and these provisions may only be amended with the affirmative vote of holders of 90% number of our outstanding shares of common stock, we cannot assure you that this requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 90% of such shares.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes up to $1,750,000 of interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $9.92 per share and our warrants will expire worthless.

Placing the funds in a trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Valenta and Johnson have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by Messrs. Valenta and Johnson, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Furthermore, our belief is based on our expectation that their indemnification obligations will be minimal. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that such individuals will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, Messrs. Valenta and Johnson will not have any personal liability as to any claimed amounts owed to a third party who executed a valid and enforceable waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a valid and enforceable waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $9.92 per share upon liquidation.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants in this offering until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if no registration relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 29,000,000 authorized shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

In addition, we may incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Ronald F. Valenta, Ronald L. Havner, Jr. and John O. Johnson, three of our directors and James S. Robertson, our Chief Executive Officer, Chief Financial Officer and Secretary. The role of such individuals in the target business after consummation of a business combination, however, cannot presently be ascertained. Although some of our key personnel, including Ronald F. Valenta, John O. Johnson and James S. Robertson, may remain associated with the target business in advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which, including the compensation to be paid to such individuals, would be determined at such time between the respective parties. Since our current management may be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined company and its public stockholders, members of management may be negotiating terms in their employment or consulting agreements that are favorable to them. If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the laws and regulations affecting a public company, and this could cause us to have to expend time and resources helping them become familiar with these laws and regulations. This additional training could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their allocation of time to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our present officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination using a blank check company as the acquisition vehicle. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled “Management — Conflicts of Interest.”

Some of our officers and directors may have conflicts of interest in determining whether a particular business opportunity should be presented because they are currently associated with entities other than blank check companies that seek to acquire businesses.

Two of our directors, Messrs. Valenta and Johnson, are currently associated with General Finance Corp. and entities other than blank check companies that seek to acquire businesses. Accordingly, to the extent that a particular business opportunity is in a business related to the business of another entity with which our officers and directors are associated, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts, prior to our initial public offering, the board of directors of General Finance Corp. adopted a policy which requires Messrs. Valenta, Johnson and all other directors and officers of General Finance Corp., to whom we refer collectively as the General Finance Parties, to present to the board of directors of General Finance all business opportunities to complete a merger, acquisition or business combination in the “portable storage and mobile office industries,” which it defines to include the businesses of leasing, purchase, sale, refurbishment and modification of storage containers, trailers, mobile offices and modular offices, identified by the General Finance Parties during the period commencing on the date of adoption of the policy until the earliest of (i) December 31, 2010, (ii) our consummation of an initial business combination or our liquidation and (iii) the second anniversary of the date of this prospectus. The General Finance Parties will not pursue or offer to us a business opportunity in the portable storage and mobile office industries except in accordance with the foregoing procedure and unless and until a majority of the disinterested directors of General Finance has determined for any reason that General Finance will not pursue such an opportunity. In addition, we will not pursue opportunities in the self-storage and business park industries.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our amended and restated certificate of incorporation limits the fiduciary duties of our directors and officers.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. General Finance Corp. has adopted a policy which requires Messrs. Valenta and Johnson to present to the board of directors of General Finance all business opportunities to complete a merger, acquisition or business combination in the “portable storage and mobile office industries,” which is defined to include the businesses of leasing, purchase, sale, refurbishment and modification of storage containers, trailers, mobile offices and modular offices, identified by the General Finance Parties during the period commencing on the date of adoption of the policy until the earliest of (i) December 31, 2010, (ii) our consummation of an initial business combination or our liquidation and (iii) the second anniversary of the date of this prospectus. The General Finance Parties will not pursue or offer to our company a business opportunity in the portable storage and mobile office industries except in accordance with the foregoing procedure and unless and until a majority of the disinterested directors of General Finance has determined for any reason that General Finance will not pursue such an opportunity. In addition, we will not pursue opportunities in the self-storage and business park industries.

We have amended and restated our certificate of incorporation to provide that the members of our board of directors as well as our officers are not required to present to the Company corporate opportunities to acquire business in the portable storage and mobile office industries and self-storage and business park industries and such persons will not be liable for breach of any fiduciary duty to the Company or its stockholders for not presenting such opportunities to the Company or for presenting opportunities in the portable storage and mobile office industries to the board of directors of General Finance. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Since our initial stockholders will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our initial stockholders may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.

Our initial stockholders own shares of common stock (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. In addition, our insider warrant holders purchased warrants exercisable for our common stock (for an aggregate of $3,000,000), which will also be worthless if we do not consummate a business combination. Given the interest that our initial stockholders have in a business combination being consummated, it is possible our initial stockholders will acquire additional securities from public stockholders (in the open market and/or in privately negotiated transactions) who have elected to convert their shares of our common stock in order to change their vote and insure the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 40% or more of our public stockholders would have elected to exercise their conversion rights, or more than 50% of our public stockholders would have voted against the business combination, but for the purchases made by our initial stockholders). At this time we have no indication any of our initial stockholders intend to do so. Although we do not know for certain the factors that would cause our initial stockholders to purchase such additional securities, we believe some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business or businesses once the target business or businesses have been identified.

Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by such initial stockholders. In the event any of our initial stockholders purchase shares in privately negotiated transactions from public stockholders who have already submitted proxies to vote against a proposed business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior proxies to vote against the proposed acquisition and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative proxies to vote against a business combination and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing conversions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another exchange or to have them quoted on NASDAQ, our securities could be quoted on the OTC Bulletin Board, or “pink sheets.” As a result, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since we will be listed on the American Stock Exchange, our securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies of there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

If necessary or desirable in connection with a particular business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 40% of the shares issued in this offering exercise their conversion rights, which may limit our ability to consummate a business combination within the required time period.

Under our amended and restated certificate of incorporation, we may consummate a business combination only if public stockholders owning less than 40% of the shares issued in this offering vote against the business combination and exercise their conversion rights. Because of cash requirements to consummate a particular business combination or for other reasons, when seeking stockholder approval of the business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 40% of the shares issued in this offering exercise their conversion rights. This may limit our ability to consummate the business combination and could result in our liquidation if we do not complete a business combination within the required time period.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Because only   of the   blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified or approached any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

We have waived Section 203 of the Delaware General Corporation Law which could permit us to engage in transactions with a controlling stockholder without stockholder approval.

Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, an anti-takeover law, will not apply to us. Section 203 generally prohibits an interested stockholder from engaging in certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation. See “Description of Securities — Our Amended and Restated Certificate of Incorporation.”

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock. In addition, there is no restriction on the ability of our initial stockholders (including all of our officers and directors) to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our initial stockholders (including all of our officers and directors) would increase. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election. As a result of their substantial beneficial ownership our initial stockholders may exert considerable influence on the actions requiring a stockholder vote, including the election of officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers, and similar transactions (other than approval of the initial business combination). Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholder paid an aggregate of $25,000, or approximately $0.011 per share, for his shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholder acquired his initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 29.7% or $2.97 per share (the difference between the pro forma net tangible book value per share of $7.03, and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 8,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrant holders will purchase warrants exercisable to purchase 3,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the view of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,300,000 shares (or 2,000,000 shares if the over-allotment option is not exercised) of common stock and 3,000,000 shares of common stock underlying the insider warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

In addition, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

The determination for the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering we had no operating history and there was no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may effect a business combination with a company located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and taxes payable) at the time of our initial business combination plus any amounts previously distributed to converting stockholders. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to consummate our business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without
	Over-Allotment		Over-Allotment
	Option		Option Exercised

Gross proceeds
From offering	$80,000,000		$92,000,000
From private placement	3,000,000		3,000,000

Total gross proceeds	83,000,000		95,000,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 3.5% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)	5,600,000	(2)	6,440,000 (2)
Legal fees and expenses	305,000		305,000
Miscellaneous expenses	125,000		125,000
Printing and engraving expenses	100,000		100,000
American Stock Exchange fees	75,000		75,000
Accounting fees and expenses	50,000		50,000
SEC registration fee	6,400		6,400
FINRA filing fee	16,600		16,600

Total offering expenses	6,278,000		7,118,000

Net proceeds
Net offering proceeds	76,722,000		87,882,000
Deferred underwriting discounts and commissions held in trust	2,800,000		3,220,000
Net offering proceeds not held in trust	(200,000)		(200,000)

Total held in trust	79,322,000		90,902,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Expenses related to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	300,000		(15.4)%
Due diligence of prospective target businesses by officers, directors and initial stockholders	350,000		(17.9)%
Legal and accounting fees relating to SEC reporting obligations	350,000		(17.9)%
Payment of administrative fee to PV Realty, L.L.C. ($6,000 per month for two years)	144,000		(7.4)%
Working capital to cover miscellaneous expenses, directors and officers liability insurance, general corporate purposes, liquidation obligations and reserves	806,000		(41.3)%

Total	1,950,000		(100.0)%

(1)	Approximately $250,000 of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from a loan from Messrs. Valenta and Johnson described below.

This loan will be repaid out of the proceeds of this offering not being placed in the trust account upon the closing of this offering.

(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the aggregate amount payable to the underwriters upon consummation of the offering and upon consummation of our initial business combination. $2,800,000, or $3,220,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable pro rata to the underwriters only if and when we consummate a business combination.

(3)	The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment option is exercised. In addition, $1,750,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, the insider warrant holders have committed to purchase the insider warrants (for an aggregate purchase price of $3,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$76,322,000, or $87,902,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $3,000,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,750,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to PV Realty, L.L.C., an affiliate of Ronald F. Valenta, a member of our board of directors, a monthly fee of $6,000 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Pasadena, California. This arrangement is being agreed to by PV Realty, L.L.C. for our benefit and is not intended to provide Mr. Valenta compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Pasadena, California metropolitan area, that the fee charged by PV Realty, L.L.C. is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $6,000 per month fee and the directors fees of $1,500 for each meeting attended in person and $500 for each meeting attended by phone, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination

(regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $200,000. In addition, interest earned on the funds held in the trust account, up to $1,750,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $806,000) for director and officer liability insurance premiums (approximately $100,000), with the balance of $1,144,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Valenta and Johnson have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Messrs. Valenta and Johnson, members of our board of directors, will loan us $250,000 to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable with eight percent interest per annum on the earlier of          , 2010 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then-existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. The sale and exercise of warrants, including the insider warrants, would cause the actual dilution to investors to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At April 15, 2008, our net tangible book value was $24,884, or approximately $0.01 per share of common stock. After giving effect to the sale of 8,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at April 15, 2008 would have been $47,818,094 or approximately $7.03 per share, representing an immediate increase in net tangible book value of approximately $7.02 per share to the initial stockholders and an immediate dilution of $2.97 per share or 29.7% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $31,728,790 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to one share less than 40% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount on deposit in the trust account before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the insider warrants (actual dilution to investors may be significantly higher as a result of the exercise of the warrants):

Public offering price		$10.00
Net tangible book value before this offering	$0.01
Increase attributable to new investors and private sales	7.02
Pro forma net tangible book value after this offering		7.03
Dilution to new investors		$2.97

The following table sets forth information with respect to our initial stockholders and the new investors:

						Average
	Shares Purchased			Total Consideration		Price
	Number		Percentage	Amount	Percentage	Per Share

Initial stockholders	2,000,000	(1)	20.0%	$25,000	0.00%	$0.0125
New investors	8,000,000		80.0%	$80,000,000	100.0%	$10.000

Total	10,000,000		100.0%	$80,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 300,000 shares of common stock have been forfeited by our initial stockholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$24,884
Net proceeds from this offering and private placement	79,522,000
Offering costs paid in advance and excluded from net tangible book value before this offering	—
Less: Proceeds held in trust subject to conversion to cash ($79,322,000 × 40.00% less one share)	(31,728,790)
Less: deferred underwriters’ discounts and commissions payable on consummation of a business combination net of redemption portion	(1,680,000)

$46,138,094

Denominator:
Shares of common stock outstanding prior to this offering	2,000,000 (1)
Shares of common stock included in the units offered	8,000,000
Less: Shares subject to conversion (8,000,000 x 40% less one)	(3,199,999)

6,800,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 300,000 shares of common stock have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at April 15, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of these securities:

	As of April 15, 2008(1)
	Actual	As Adjusted(2)(5)

Notes payable to initial stockholders	$0	$0
Common stock, $.0001 par value, -0- and 3,199,999 shares which are subject to possible conversion, shares at conversion value(3)	—	31,728,790

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 100,000,000 shares authorized; 2,000,000 shares issued and outstanding, actual; 6,800,001 shares issued and outstanding (excluding 3,199,999 shares subject to possible conversion), as adjusted	200	680	(3)(4)
Additional paid-in capital	24,800	47,817,530
Deficit accumulated during the development stage	(116)	(116)
Total stockholders’ equity:	$24,884	$47,818,094
Total capitalization	$24,884	$79,546,884

(1)	Before the sale of the insider warrants and the sale of common stock in this offering, 2,300,000 shares of common stock were issued and outstanding.

(2)	Includes the $3,000,000 we will receive from the sale of the insider warrants.

(3)	If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately one share less than 40% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount on deposit in the trust account before payment of deferred underwriting discounts and commissions and including interest income on the trust account, net of taxes previously paid and net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 300,000 shares of common stock have been forfeited by our initial stockholders as a result thereof.

(5)	Does not include the underwriting discount of 3.5% payable upon the completion of a business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 3, 2008 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more domestic or international operating businesses or assets. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activities since inception have been organizational activities and to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of our business combination. We will generate non-operating income in the form of income on cash and cash equivalents after this offering.

There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the initial shares and the proceeds of notes payable to Messrs. Valenta and Johnson in an aggregate amount of $250,000, as more fully described below.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $678,000 and underwriting discounts of approximately $5,600,000, or $6,440,000 if the over-allotment option is exercised in full, will be approximately $73,322,000, or $84,662,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.35 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $76,322,000, or $87,902,000 if the over-allotment option is exercised in full, plus the $3,000,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $200,000 in either event, will not be held in trust.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions and any amounts paid to stockholders who exercise their conversion rights), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account, plus the up to $1,750,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$300,000 of expenses for the search for target businesses and for the expenses related to the due diligence investigations, structuring and negotiating of a business combination;

•	$350,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;

•	$350,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$144,000 for the administrative fee payable to PV Realty, L.L.C., an affiliate of Ronald F. Valenta ($6,000 per month for 24 months); and

•	$806,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $100,000 for director and officer liability insurance premiums.

These amounts are estimates and may differ materially from our actual expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities or borrowings under a credit facility if such funds are required to consummate a business combination or, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

We are obligated, commencing on the date of this prospectus, to pay to PV Realty, L.L.C., an affiliate of Ronald F. Valenta, a monthly fee of $6,000 for general and administrative services.

The insider warrant holders have committed to purchase an aggregate of 3,000,000 warrants at $1.00 per warrant (for a total purchase price of $3,000,000) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. Management does not believe that the sale of the insider warrants will result in the recognition of stock-based compensation expense because the warrants are being sold at or below fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance.

Messrs. Valenta and Johnson, members of our board of directors, will loan us up to $250,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable with eight percent interest per annum on the earlier of          , 2010 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

Our initial stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 2,300,000 shares (or 2,000,000 shares if the over-allotment option is not exercised) of common stock and 3,000,000 shares of common stock underlying the insider warrants eligible for trading in the public market.

On January 3, 2008, we issued 5,000,000 units, consisting of one share of common stock and one warrant to acquire one share of our common stock, to Ronald F. Valenta below for $25,000 in cash, at a purchase price of $0.005 per unit. On April 14, 2008, we completed a reverse stock split of our common stock in which each share of common stock was combined into 0.46 shares of common stock and we canceled 5,000,000 warrants held by Mr. Valenta. Thereafter, Mr. Valenta, transferred, without consideration, 25,000 shares of common stock to each of Messrs. Havner, Boyer and Reinstein, directors of General Finance. Mr. Valenta sold shares of common stock for the amount of approximately $0.011 per share to Messrs. Robertson and Johnson, GF Investors LLC and Ebb Tide Investments Limited at aggregate purchase prices of approximately $2,418, $1,934, $967 and $4,434 respectively.

Controls and Procedures

We are not currently required to document and test our internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal controls as required. A target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business or businesses, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 15, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for management’s loan to us. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on January 3, 2008 in order to serve as a vehicle for the acquisition of an operating business.

Our efforts to identify a prospective target business will not be limited to a particular industry although we intend to focus our efforts on seeking a business combination with an operating company in the business services sector.

We intend to focus our efforts on target businesses that would benefit from going public through a business combination with us and that exhibit some or all of the following characteristics:

•	positive, predictable and stable operating cash flows;

•	compete on a local market basis with a high service component;

•	own valuable assets that can be more effectively utilized;

•	strong brands or leading market share with favorable long-term growth prospects;

•	the opportunity to grow both organically and through acquisitions;

•	the ability to drive incremental revenue sources or extract increased profitability from the core business;

•	the potential for economies of scale through consolidation; and

•	strong management teams that may benefit from our management’s operational expertise.

Management Expertise and History

Our management team has both strong operational and transactional business experiences and has worked together extensively in the past. This work history includes the following examples:

•	Ronald Valenta and Ronald L. Havner, Jr., our Co-Chairman of the Board of Directors, and James Robertson, our Chief Executive Officer, all worked together at Public Storage in the 1980s. Mr. Havner is the Vice-Chairman of the Board of Directors, Chief Executive Officer and President of Public Storage (NYSE: PSA).

•	Ronald Valenta and James Robertson co-founded Mobile Storage Group, Inc. in 1987. Mobile Storage Group, Inc., one of the largest providers of portable storage services in the United States and United Kingdom, recently entered into an agreement to merge with Mobile Mini Inc. for $701.5 million.

•	Mr. Johnson acted as an advisor to Mobile Storage Group, Inc. for investment banking matters on various projects at Mobile Storage Group, Inc., including a $235 million recapitalization in 2000.

•	Mr. Valenta and Mr. Johnson, two of our Directors, serve as Chief Executive Officer and Chief Operating Officer, respectively, of General Finance Corporation, which was formerly a special purpose acquisition company similar to GF Acquisition Corp. See “General Finance Acquisition of Royal Wolf Australia.”

•	Messrs. Havner, Valenta, Robertson and Johnson have co-invested in operating companies and real estate over the past decade.

We believe that we will have access to numerous attractive business combination opportunities for the following reasons:

•	Track Record of Our Management Team. Ronald Valenta and John Johnson serve as the Chief Executive Officer and Chief Operating Officer, respectively, of General Finance Corporation, a blank check company, which successfully completed a business combination with Royal Wolf, an Australian-based portable services company. We believe many sellers of target businesses will view the fact that certain members of our management team were previously able to successfully consummate a business combination using a blank check company as a positive factor in considering whether or not to complete a business combination with us;

•	Attractive Route to Liquidity. We believe that a business combination with our company presents a potential target business with an attractive alternative to a traditional initial public offering, particularly given the well publicized ongoing “credit crisis”; and

•	Ability to Retain Upside in the Business. Our ability to issue shares of our common stock in an initial business combination provides a unique and attractive way for a target business to retain an equity stake in the ongoing business.

General Finance Acquisition of Royal Wolf Australia

General Finance, a blank check company founded by Ronald F. Valenta and John O. Johnson, completed an initial public offering in September 2007. The initial public offering generated gross proceeds of $69 million. In September 2007, General Finance paid $64.3 million to complete the acquisition of Royal Wolf Australia, and its subsidiaries, to which we refer to collectively with RWA as “Royal Wolf.” General Finance paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., one of the sellers, of shares of common stock of a holding company formed in connection with the acquisition: General Finance U.S. Australasia Holdings, Inc. The shares of common stock of General Finance U.S. Australasia Holdings, Inc. constituted 13.8% of the outstanding capital stock of General Finance U.S. Australasia Holdings, Inc. following the issuance. As a result of this structure, General Finance and Bison Capital Australia, L.P., own 86.2% and 13.8%, respectively, of the outstanding capital stock of General Finance U.S. Australasia Holdings, Inc. The units, warrants and common stock of General Finance currently trade on the American Stock Exchange under the symbols “GFN.U,” “GFN.WS” and “GFN.” Mr. Valenta serves as a director and chief executive officer of General Finance. Mr. Johnson serves as the chief operating officer of General Finance.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers and directors have neither identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. We also do not anticipate acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions, nor do we anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management. However, if we determined to acquire an entity affiliated with our officers, directors, special advisors, initial stockholders or their affiliates, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair market value of target business

Our initial business combination target business or businesses must collectively have a fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable)

at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable).

In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, or if there is a conflict of interest with respect to the transaction, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Such investment banking firm will be a member of the Financial Industry Regulatory Authority reasonably acceptable to the representatives of the underwriters, and our stockholders may or may not be entitled to rely on such opinion, depending on circumstances at the time. While we will consider whether such an opinion may be relied on by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to such a determination are expected to include, among others: reputation of the independent investment bank, specifically their knowledge in our particular industry, timing and cost of providing the opinion.

Lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. If the majority of public stockholders voting at the meeting, regardless of percent, vote to approve the business combination, our initial stockholders will vote all of their initial shares in favor of the business combination. Similarly, if the majority of public stockholders voting at the meeting, regardless of percent, vote against the business combination, our initial stockholders will vote all of their initial shares against the business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Initial stockholders who purchase shares of common stock in this offering or in the aftermarket have agreed to vote such shares in favor of any proposed business combination. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Our threshold for conversion rights has been established at 40% (minus one share) in order for our offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have increased the conversion threshold from 20% to 40% to reduce the likelihood that a small group of investors holding a large block of our stock will exercise undue influence on the approval process and be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, including the initial shares and shares purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $9.92.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction. We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the shares of common stock cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical stock certificates, if any.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process, however, in the event a stockholder elects conversion of their shares of common stock but the proposed business combination is not approved, a stockholder will have paid $50 to elect conversion but would not actually have their shares of common stock converted. Further, it is possible this tendering process will be cost-prohibitive for stockholders in the event their aggregate holdings of our shares of common stock do not exceed $50.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 40% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to one share less than 40% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $9.92 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration or arrange for third party financing.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2010. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by          , 2010 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by          , 2010, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Valenta and Johnson have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.92. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Messrs. Valenta and Johnson have personally agreed, pursuant to agreements with us and Pali Capital and Morgan Joseph that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account.

We cannot assure you, however, that they would be able to satisfy those obligations. Furthermore, Messrs. Valenta and Johnson will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a valid and enforceable waiver. If a claim was made that resulted in Messrs. Valenta and Johnson having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. Accordingly, the actual per-share liquidation price could be less than approximately $9.92, plus interest, due to claims of creditors.

Additionally, in the case of a prospective target business that did not execute a valid and enforceable waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after          , 2010 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.92 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of existing blank check companies that have completed initial public offerings in the United States. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination.

Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 39 East Union Street, Pasadena, California. PV Realty, L.L.C. has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and PV Realty, L.L.C. The cost for the foregoing services to be provided to us by PV Realty, L.L.C. is $6,000 per month. We believe, based on rents and fees for similar services in the Pasadena, California area, that the fee charged by PV Realty, L.L.C. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have one executive officer. This individual is not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time our executive officers will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination, although PV Realty, L.L.C. has indicated to us that it will make available to us, as part of the administrative services to be provided to us in consideration of the $6,000 per month administrative fee, the services of two of its employees to assist us in our search for a target business. These individuals will not be required to devote any specific number of hours to our matters.

Periodic Reporting and Audited Financial Statements

We will registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Should we acquire a target company in the year ending December 31, 2009, such target company may be required to comply with the internal controls requirements of the Sarbanes-Oxley Act. Any such company’s development and maintenance of internal controls in order to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete an acquisition. Furthermore, the target company’s failure to develop and maintain effective internal controls may harm our operating results and/or result in difficulties in meeting our reporting obligations.

Legal Proceedings

There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$76,322,000 of the net offering proceeds plus the $3,000,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Union Bank of California, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$66,960,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $76,322,000 of net offering proceeds plus the $3,000,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a- 7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Pali Capital and Morgan Joseph informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Pali Capital and Morgan Joseph has allowed separate trading of the common stock and warrants prior to the	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

90th day after the date of this prospectus.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account before payment of deferred underwriting discounts and commissions and including accrued interest, net income taxes on such interest and net of interest income of up to $1,750,000 previously released to us to fund expenses related to investigating and selecting a target business and our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination and 24 months have not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24-month period we have not obtained stockholder approval for	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

an alternate initial business combination, we will dissolve and liquidate and promptly distribute the proceedings of the trust account, including accrued interest, net of income taxes on such interest and net of interest income of up to and aggregate of $1,750,000 to fund expenses relating to investigating and selecting a target business and our other working capital requirements.

Business combination deadline	Pursuant to our certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $1,750,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time. Stockholders who redeem their common stock for cash in connection with a business combination will not receive any portion of that amount that has been previously released to us; upon our liquidation, stockholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements, net of taxes payable on such funds held in trust.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	Except for (i) $200,000 and (ii) up to $1,750,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (iii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

The following information is provided regarding our directors and executive officers as of April 21, 2008. No family relationship exists between any director or executive officer:

Name	Age	Position

James S. Robertson	49	Chief Executive Officer, Chief Financial Officer, and Secretary
Ronald L. Havner, Jr.	50	Non-Executive Co-Chairman of the Board of Directors
Ronald F. Valenta	49	Non-Executive Co-Chairman of the Board of Directors
Frederic T. Boyer	64	Director & Audit Committee Chairman
John O. Johnson	47	Director
Jeffrey H. Reinstein	44	Director

James S. Robertson has served as a director since inception and as our Chief Executive Officer, Chief Financial officer and Secretary since February 2008. Mr. Robertson co-founded Mobile Storage Group, Inc. with Mr. Valenta in 1988 and has served as a director of Mobile Services Group, Inc., a parent company of Mobile Storage Group, Inc., from 1998 to the present and its Executive Vice President from December 2001 to January 2007 and as its Chief Financial Officer from 2001 to 2002. From 1985 to 1989, Mr. Robertson was a Vice President with Public Storage, Inc. From 1981 to 1985, Mr. Robertson was with the accounting firm of Coopers and Lybrand in Los Angeles. Mr. Robertson graduated with a B.S. from Loyola Marymount University. Mr. Robertson has co-invested with Mr. Valenta in ten different businesses.

Ronald L. Havner, Jr. has served as the Co-Chairman of the Board of Directors since our inception. Mr. Havner has been the Vice-Chairman, Chief Executive Officer and a director of Public Storage, Inc. since November 2002 and President since July 2005. Mr. Havner has been Chairman of PS Business Parks, Inc. since March 1998 and was Chief Executive Officer of PS Business Parks, Inc. from March 1998 until August 2003. Mr. Havner joined Public Storage in 1986. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and a director of Union BanCal Corporation. Mr. Havner is also a director of Mobile Office Acquisition Corporation, the parent company of Pac-Van, Inc., a U.S. office modular and portable storage company. Mr. Havner has co-invested with Mr. Valenta in six different businesses.

Ronald F. Valenta has served as a director since our inception and as the Co-Chairman of the Board of Directors since April 2008. Mr. Valenta served as our Chief Executive Officer, Chief Financial Officer and Secretary from January 2008 to February 2008. He also served as a director and Chief Executive Officer of General Finance Corporation from October 2005 to the present. Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded in 1988 until 2003. In April 2000, Windward Capital Partners acquired a controlling interest in Mobile Services Group, Inc. through a recapitalization transaction. In August 2006, Welsh, Carson, Anderson & Stowe, through another recapitalization transaction, acquired a controlling interest in Mobile Services Group, Inc. Mr. Valenta served as the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. from March 2003 until August 2006, and as a director since that time. Mr. Valenta was the managing member of Portosan Company, L.L.C., a portable sanitation services company he founded in 1998, until 2004 when a majority of the assets of that company were sold to an affiliate of Odyssey Investment Partners, LLC. Mr. Valenta is currently Chairman of the Board of Directors for CMSI Capital Holdings, Inc., a private investment company he founded in 1991, Mobile Office Acquisition Corporation, the parent company of Pac-Van, Inc., a U.S. office modular and portable storage company, PV Realty L.L.C., a real estate company founded in 2000, and United Document Storage, LLC (formerly Porto-Shred LLC), a document storage and destruction company he formed in 2003. Mr. Valenta is the Chairman of the Board of QL Holdings, Inc. and Cash Advance Holdings, Inc, payday and title lending companies formed in 2007. From 2003 to 2006,

Mr. Valenta was also a director of the National Portable Storage Association, a not-for-profit entity dedicated to the needs of the storage industry. From 1985 to 1989, Mr. Valenta was a Senior Vice President with Public Storage, Inc.

Frederic T. Boyer has served as a director since our inception. Mr. Boyer has been an independent business consultant since January 2008. Mr. Boyer served as the Chief Financial Officer, Senior Vice President and Secretary of Optical Communications Products, Inc. from August 2006 to January 2008. From October 2002 to August 2006 Mr. Boyer served as the Chief Financial Officer and Vice President of Qualstar Corporation. Mr. Boyer graduated with a B.S. in economics from California State Polytechnic University in 1968, a B.S. in business administration from California State University in 1973 and MBA from Loyola Marymount University in 1980.

John O. Johnson has served as a director since February 2008. Mr. Johnson served as our Chief Development Officer from January 2008 to February 2008. Mr. Johnson has served as the Chief Operating Officer of General Finance Corporation from October 2005 to the present. Mr. Johnson is a Managing Director of The Spartan Group, a boutique investment banking firm, which he co-founded in 2002. As a Managing Director of The Spartan Group, he is responsible for origination and execution of mergers and acquisition advisory work and capital raising for growth companies. Prior to founding The Spartan Group, Mr. Johnson served in multiple positions with Banc of America Securities from 1984 until 2002, culminating in his appointment as Managing Director in 1994. While at Banc of America Securities, he specialized in growth company banking coverage and leveraged buyouts and leveraged finance while ultimately becoming a Group Head.

Jeffrey H. Reinstein has served as a director since inception. Mr. Reinstein has served as the Chief Executive Officer for Premier Office Centers LLC from October 2002 to the present. From May 2000 to October 2002 Mr. Reinstein was the Vice President-Business Services for PS Business Parks. Mr. Reinstein was the President and Chief Operating Officer of Barrister Executive Suites from March 1997 to April 2000. Mr. Reinstein earned a B.S. degree in Business Administration from California State University, Northridge in 1985.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Frederic Boyer and Jeffrey Reinstein, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of John Johnson, will expire at the second annual meeting. The term of the third class of directors, consisting of Ronald Valenta and Ronald L. Havner Jr., will expire at the third annual meeting.

Prior Involvement of Principals in Blank Check Companies

Messrs. Valenta and Johnson have been involved in another blank check company. General Finance, a blank check company with an objective to acquire an operating business was founded by Messrs. Valenta and Johnson. General Finance issued and sold units consisting of one share of common stock and one warrant in its initial public offering on April 10, 2006, raising total gross proceeds of $69 million at an offering price of $8.00 per unit (SEC File No. 333-129830). The gross proceeds were held in trust pending the completion by General Finance of a business combination. General Finance’s units, common stock and warrants trade on the American Stock Exchange under the symbols GFNU, GFN and GFNWS, respectively. For the period from April 10, 2006, when the units commenced trading, to March 14, 2008, General Finance’s units traded from a low of $7.75 per unit to a high of $13.70 per unit. For the period of June 13, 2006, when the common stock and warrants began trading separately, to March 14, 2008, General Finance’s common stock and warrants traded from a low of $7.22 per share of common stock to a high of $9.90 per share of common stock, and from a low of $0.62 per warrant to a high of $4.05 per warrant, respectively.

In September 2007, General Finance completed its business combination when $64.3 million of the gross proceeds from its initial public offering were distributed to fund the acquisition of RWA and its subsidiaries, to which we refer to collectively with RWA as “Royal Wolf.” General Finance paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., one of the sellers, of shares of common stock of a holding company formed in connection with the acquisition: GFN U.S. Australasia Holdings, Inc. The shares of common stock of GFN U.S. Australasia Holdings, Inc. constituted 13.8% of the outstanding capital stock of GFN U.S. Australasia Holdings, Inc. following the issuance. As a result of this structure, General Finance and Bison Capital Australia, L.P., own 86.2% and 13.8%, respectively, of the outstanding capital stock of GFN U.S. Australasia Holdings, Inc. The units, warrants and common stock of General

Finance currently trade on the American Stock Exchange under the symbols “GFN.U,” “GFN.WS” and “GFN.” Mr. Valenta serves as a director and chief executive officer of General Finance. Mr. Johnson serves as the chief operating officer of General Finance.

Holders of 809,901 shares of common stock, or approximately 9.3% of the common stock issued in the initial public offering of General Finance, exercised conversion rights or voted against the merger at the special meeting of its stockholders.

From its inception until its acquisition of Royal Wolf, Mr. Valenta was the director and chief executive officer of General Finance, and Mr. Johnson was the chief operating officer of General Finance. Prior to General Finance’s initial public offering, Messrs. Valenta and Johnson collectively purchased an aggregate of 1,779,750 shares of common stock and 1,491,333 warrants. The market value of each of Messrs. Valenta’s and Johnson’s holdings (including their respective affiliates) in General Finance, as of December 31, 2007 is approximately $16.5 million and $4.1 million, respectively.

Since the acquisition of Royal Wolf, Mr. Valenta has continued to serve as the chief executive officer and director of General Finance, and Mr. Johnson has continued to serve as the chief operating officer of General Finance.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay P.V. Realty, L.L.C., an affiliate of Ronald F. Valenta, a fee of $6,000 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room at 39 East Union Street in Pasadena, California. However, this arrangement is solely for our benefit and is not intended to provide Mr. Valenta compensation in lieu of a salary.

For each meeting of the board of directors, our directors are paid fees equal to $1,500 for each meeting attended in person and $500 for each meeting attended by phone.

Other than the $6,000 per month administrative fee and fees for attending meetings of the board of directors, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that, prior to consummation of this offering, each of Mr. Havner, Mr. Boyer and Mr. Reinstein will be an independent director as defined under the American Stock Exchange’s listing standards constituting a majority of our board. Our independent directors will hold regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

We have established an audit committee of the board of directors, which consists of Mr. Boyer, as chairman, Jeffrey Reinstein and Ronald L. Havner Jr., each of whom has been determined to be an independent director as defined under Rule 10A-3 of the Exchange Act and under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Boyer satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee consisting of Jeffrey Reinstein, as chairman, Frederick Boyer and Ronald Havner, each of whom is an independent director under American Stock Exchange listing standards. The compensation committee is responsible for determining the compensation we provide to our executive officers.

Nominating Committee

We have established a nominating committee of the board of directors consisting of Frederic Boyer, as chairman, and Jeffrey Reinstein and Ronald L. Havner Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics and Committee Charter

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees will have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they do, they have agreed to vote such shares in favor of any proposed business combination. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination.

•	Our special advisors have no fiduciary obligations to us. Therefore, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate their other fiduciary obligations.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the board of directors of General Finance adopted a policy which requires Messrs. Valenta and Johnson and all other directors and officers of General Finance, to whom we refer collectively as the “General Finance Parties,” to present to the board of directors of General Finance all business opportunities to complete a merger, acquisition or business combination in the “portable storage and mobile office industries,” which it defines to include the businesses of leasing, purchase, sale, refurbishment and modification of storage containers, trailers, mobile offices and modular offices, identified by the General Finance Parties during the period commencing on the date of adoption of the policy until the earliest of (i) December 31, 2010, (ii) our consummation of an initial business combination or our liquidation and (iii) the second anniversary of the date of this prospectus.

The General Finance Parties will not pursue or offer to us a business opportunity in the portable storage and mobile office industries except in accordance with the foregoing procedure and unless and until a majority of the disinterested directors of General Finance has determined for any reason that General Finance will not pursue such an opportunity. In addition, we may not pursue opportunities in the self-storage and business park industries due to certain pre-existing fiduciary obligations of our officers and directors. We have amended and restated our certificate of incorporation to provide that the members of our board of directors as well as our officers are not required to present to us corporate opportunities to acquire business in the portable storage and mobile office industries and self-storage and business park industries and such persons will not be liable for breach of any fiduciary duty to the Company or its stockholders for not presenting such opportunities to the Company or for presenting opportunities in the portable storage and mobile office industries to the board of directors of General Finance.

Mr. Valenta, as a director and executive officer of General Finance, and Mr. Johnson, as an executive officer of General Finance, each have a pre-existing fiduciary obligation to General Finance. Accordingly, due to these affiliations, each may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us which could cause additional conflicts of interest.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by initial stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. However, our initial stockholders who purchase shares of common stock in this offering or in the aftermarket have agreed to vote such shares in favor of any proposed business combination. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 21, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering		After Offering(2)
	Amount and		Amount and
	Nature of	Percentage of	Nature of		Percentage of
	Beneficial	Outstanding	Beneficial		Outstanding
Name and Address of Beneficial Owner(1)	Ownership	Common Stock	Ownership		Common Stock

5% Stockholders
Ebb Tide Investments Limited(4)	407,917	17.7%	341,409	(4)	3.4%
Directors and Executive Officers
Ronald F. Valenta	1,327,583	57.7%	1,173,901	(3)	11.7%
John O. Johnson	178,000	7.7%	148,978	(3)	1.5%
James S. Robertson	222,500	9.7%	186,223	(3)	1.9%
Ronald L. Havner, Jr.	25,000	1.1%	25,000		*
Frederic T. Boyer	25,000	1.1%	25,000		*
Jeffrey H. Reinstein	25,000	1.1%	25,000		*
All directors and executive officers as a group (six individuals)	1,803,083	96.1%	1,584,102		15.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o 39 East Union Street, Pasadena, California 91103.

(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 300,000 shares of common stock held by our initial stockholders.

(3)	Does not include 3,000,000 shares of common stock issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days after completion of a business combination.

(4)	Ebb Tide Limited, or Ebb Tide, is a Bahamian company, of which John Lawrence is the president. Ebb Tide shares voting and investment as to all the shares shown with the Ronald F. Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Rick Pielago is the trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust life established by Mr. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims any beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 300,000 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination. The limited exceptions upon which the initial shares may be released from escrow earlier than this date are, if, within the first year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

The insider warrant holders have committed to purchase the insider warrants (for a total purchase price of $3,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until the later of          , 2009 and 60 days after the consummation of our initial business combination.

Messrs. Valenta and Johnson are our “promoters” as that term is defined under the Federal securities laws.

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS
AND CERTAIN CONTROL PERSONS

On January 3, 2008, we issued 5,000,000 units consisting of one share of common stock and one warrant to acquire one share of common stock to Ronald F. Valenta below for $25,000 in cash, at a purchase price of approximately $0.005 per unit. On April 14, 2008, we completed a reverse stock split of our common stock in which each share of common stock was combined into 0.46 shares of common stock, and we cancelled 5,000,000 warrants held by Mr. Valenta. Thereafter, Mr. Valenta, transferred, without consideration, 25,000 shares of common stock to each of Messrs. Havner, Boyer and Reinstein, directors of General Finance. Mr. Valenta sold shares of common stock for the amount of $0.011 per share to Messrs. Robertson and Johnson, GF Investors LLC and Ebb Tide Investments Limited at aggregate purchase prices of approximately $2,418, $1,934, $967 and $4,434, respectively.

	Number of
Name	Shares	Relationship to Us

James S. Robertson	222,500	Chief Executive Officer, Chief Financial Officer and Secretary
Ronald L. Havner, Jr.	25,000	Non-Executive Co-Chairman of the Board of Directors
Frederic T. Boyer	25,000	Director
John O. Johnson	178,000	Director
Jeffrey H. Reinstein	25,000	Director
Ronald F. Valenta	1,327,583	Non-Executive Co-Chairman of the Board of Directors
GF Investors LLC	89,000	Stockholder
Ebb Tide Investments Limited	407,917	Stockholder

Forfeiture of Common Stock Upon Exercise of Over-Allotment

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 300,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $1,500 for all 300,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be further increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Registration Rights Agreement

Pursuant to our Registration Rights Agreement signed prior to or on the date of this prospectus, the holders of the majority of these shares will be entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow.

In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Under the piggyback registration provisions, if we propose to register any securities under the Securities Act, other than pursuant to a demand registration, and the registration form to be used may be used for the registration of registrable securities, stockholders holding such registrable securities have the right to include their shares in the registration statement. However, if the registration is an underwritten offering, we may reduce the number of shares to be registered under the piggyback registration provisions upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered under the piggyback registration provisions. The piggyback registration rights granted under the registration rights agreement have no expiration date.

Registration Expenses

We will generally pay all registration expenses in connection with the demand and piggyback registrations described above, including all registration and filing fees, expenses and fees of compliance with securities laws, and fees and disbursements of all counsel, independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by us. We will also pay the reasonable fees and disbursements of one counsel chosen by the selling stockholders in each demand or piggyback registration.

Insider Warrants

The insider warrant holders have committed, pursuant to a warrant purchase agreement with us, Pali Capital and Morgan Joseph, to purchase the 3,000,000 insider warrants (for a total purchase price of $3,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer & Trust Company who will be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until the later of          , 2009 and 60 days after the consummation of our business combination. The holders of the majority of these insider warrants (or underlying shares) will have the same registration rights as described in the “Registration Rights Agreement” subheading of this Section.

P.V. Realty, L.L.C. Services Agreement

P.V. Realty, L.L.C., an affiliate of Ronald F. Valenta, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Pasadena, California, as we may require from time to time. We have agreed to pay P.V. Realty, L.L.C. $6,000 per month for these services. Mr. Valenta is the manager and owns approximately 54% of the membership interests of P.V. Realty, L.L.C. Accordingly, he will benefit from the transaction to the extent of his interest in P.V. Realty, L.L.C. However, this arrangement is solely for our benefit and is not intended to provide Mr. Valenta compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Pasadena, California area, that the fee charged by P.V. Realty, L.L.C. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

Director and Officer Loans

Ronald Valenta and John Johnson will loan us an aggregate of $250,000 to cover expenses related to this offering. The loans will be payable with eight percent interest per annum on the earlier of March 31, 2009 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

Director and Officer Reimbursements

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Director and Officer Compensation

Other than the $6,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors and directors fees equal to $1,500 per meeting attended in person and $500 per meeting attended by phone, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Policies and Procedures for Related Party Transactions

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Upon completion of this offering, our audit committee charter will provide that our audit committee must review and approve in advance any related party transaction. In approving or rejecting a proposed related party transaction, the audit committee and its advisors shall be given full access to the Company’s internal audit group, board of directors, corporate executives, outside counsel and independent accountants as necessary to make the determination. Our audit committee shall approve only those related party transactions that, in the light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 50,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,300,000 shares of common stock are outstanding, held by eight stockholders of record. No shares of preferred stock are currently outstanding. The following description of our units, capital stock and warrants is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws to be in effect at the closing of this offering.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock and an exercise price of $10.00. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Pali Capital and Morgan Joseph informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Pali Capital and Morgan Joseph has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Insider Shares

In January 2008, Ronald Valenta purchased an aggregate of 5,000,000 units, consisting of one share of our common stock and one warrant to acquire one share of common stock, for an aggregate purchase price of $25,000, or approximately $0.005 per unit. On April 14, 2008, we completed a reverse stock split of our common stock in which each share of common stock was combined into 0.46 shares of common stock, and we canceled 5,000,000 warrants held by Mr. Valenta. Thereafter, Mr. Valenta, transferred, without consideration, 25,000 shares of common stock to each of Messrs. Havner, Boyer and Reinstein, directors of General Finance. Mr. Valenta sold shares of common stock for the amount of approximately $0.011 per share to Messrs. Robertson and Johnson, GF Investors LLC and Ebb Tide Investments Limited at aggregate purchase prices of approximately $2,418, $1,934, $967 and $4,434, respectively.

The 2,300,000 initial shares held by the initial stockholders includes an aggregate of 300,000 shares that are subject to mandatory redemption by us (for a maximum aggregate redemption price of $1,500) if and to the extent the underwriters’ over-allotment option is not exercised, so that our initial stockholders and their permitted transferees will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). See “Transactions with Related Persons, Promotors and Certain Control Persons.”

Common stock

Our common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed, and their permitted transferees will agree, to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

Opportunity for stockholder approval of our business combination

In accordance with Article SIXTH of our amended and restated certificate of incorporation (which Article SIXTH cannot be amended prior to our business combination without the affirmative vote of holders of 90% of our outstanding shares of common stock), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). Pursuant to our bylaws, not less than 10 nor more than 60 days prior written notice will be given for any meeting at which a vote will be taken to approve a business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Dissolution and liquidation if no business combination is consummated

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by          , 2010, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Other stockholder rights

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., Los Angeles time.

We may call the warrants for redemption (excluding any insider warrants held by the insider warrant holders or their affiliates), without the prior consent of the underwriters,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption and our management does not take advantage of this option, we have agreed to allow the purchasers of the insider warrants and their affiliates to exercise their insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

The insider warrant holders have committed, pursuant to a warrant purchase agreement with us, Pali Capital and Morgan Joseph, to purchase the 3,000,000 insider warrants (for a total purchase price of $3,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer & Trust Company who will be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis, (ii) may be exercised whether or not a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and (iii) will not be redeemable by us so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until the later of          , 2009 and 60 days after the consummation of our business combination. The holders of the majority of these insider warrants (or underlying shares) will have the same registration rights as described in the “Registration Rights Agreement” subheading of the Section entitled “Transactions with Related Persons, Promotors and Certain Control Persons.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business transaction. After we consummate our business transaction, the payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. Our board of directors currently intends to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol GFX.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols GFX and GFX.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 10,000,000 shares of common stock outstanding, or 11,500,000 shares if the over-allotment option is exercised in full. Of these shares, the 8,000,000 shares sold in this offering, or 9,200,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to          , 2009. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if, following a business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including requirements that:

•	upon consummation of this offering, the Company shall deposit a portion of the net proceeds of this offering into a trust account, which proceeds will be distributed either to (A) the Company and any holders of shares exercising their conversion rights under Article Sixth of the amended and restated certificate of incorporation if the Company consummates a business combination on or prior to 24 months after the effective date of this registration statement or (B) the holders of the offering shares if the Company does not consummate the business combination on or prior to 24 months after the effective date of this registration statement;

•	we will submit any proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state laws;

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in the trust account (less the deferred underwriting discount and taxes payable) at the time of our business combination;

•	we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, whether or not such approval is required under the Delaware General Corporation Law; and the approval of the holders of a majority of the shares issued in this offering that are voted on the proposed business combination by the holders of the shares issued in this offering; or (ii) if the holders of 40% or more of the shares issued in this offering vote against the business combination and give notice of exercise of their conversion rights; and

•	if we do not consummate our business combination within 24 months of the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of 90% of our outstanding shares of common stock. In light of the 90% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination, if any.

Corporate Opportunity

In addition, our amended and restated certificate of incorporation will also provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future. See “Risk Factors.” In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Section 203 of the Delaware General Corporation Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	On or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing

We have applied for listing on the American Stock Exchange for our units, common stock, and warrants under the symbols “GFX.U,” “GFX” and “GFX.WS,” respectively.

Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 103,000 shares of common stock (or such lesser amount, adjusted to a minimum of 100,000 if the 300,000 shares are forfeited as a result of the over-allotment not being exercised) immediately after this offering; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on the date of this prospectus is available to stockholders of blank check companies and their transferees one year after the consummation of a business combination by the blank check company and the blank check company’s filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our initial business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants (which we refer to collectively as “our securities”) purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, existing shareholders, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt organizations (including private foundations), regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, United States expatriates, former long-term residents of the United States, or persons subject to the alternative minimum tax, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, this discussion does not include any discussion of the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury regulations, judicial opinions, and published positions of the Internal Revenue Service (“IRS”), all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel with respect to the tax consequences discussed herein, and there is no assurance that the IRS will not take the position that the tax consequences are different from the tax consequences discussed below or that any such position taken by the IRS would not be sustained.

This discussion is only a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, foreign or non-income tax laws and any applicable tax treaties.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation) created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

If a partnership holds our securities, the United States federal income tax treatment of such a partnership and each partner thereof generally will depend upon the status and the activities of the partnership and such partner. If you are a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined for United States federal income tax purposes. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess is treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period has been satisfied by such holder. With certain exceptions (including but not limited to dividends treated as investment income for purposes of the investment interest deduction limitation), qualified dividends that we pay to a non-corporate U.S. holder generally will be subject to tax, in tax years beginning on or before December 31, 2010, at the 15 percent maximum capital gain tax rate, provided applicable holding period requirements are met. Thereafter, the tax rate applicable to dividends is scheduled to return to the generally applicable ordinary income tax rate. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate, as the case may be.

Dividends (including any constructive distributions treated as dividends on the common stock or warrants, as described below under “— Possible Constructive Dividends”) paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax on the gross amount thereof at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty and avoid backup withholding, as discussed below, is required to provide the withholding agent with IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code. The forms and certifications must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to the benefit of an income tax treaty and the manner of claiming such benefit (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), are not subject to the United States withholding tax, but instead are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates. Certain certification and disclosure requirements must be complied with in order for effectively connected dividends and dividends attributable to a permanent establishment to be exempt from withholding. Effectively connected dividends and dividends attributable to a permanent establishment that are received by any entity that is treated as a foreign corporation for United States federal income tax purposes also may be subject to a “branch profits tax” at a 30 percent rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of United States withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received upon a disposition of our common stock (or, if the common stock and warrants are not trading separately at that time, the portion of the amount realized on such disposition that is allocable to the common stock, based on the then fair market values of the common stock and the warrant) and the U.S. holder’s adjusted tax basis in the common stock. A U.S. holder’s adjusted tax basis in the common stock generally will be equal to the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of the units allocated to the common stock) less any portion of a prior distribution that was treated as a return of capital. In general, a U.S. holder must treat gain or loss recognized upon a taxable disposition of our common stock as capital gain or loss (which will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year). There is substantial uncertainty, however, whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitation.

Gain realized by a non-U.S. holder on a disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder actually or constructively beneficially owns more than five percent of our common stock at any time during such period.

An individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax on the net gain from the disposition of our common stock at regular United States federal income tax rates, and, in the case of a foreign corporation, may be subject to an additional branch profits tax equal to 30 percent (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits. An individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain from the sale, which may be offset by United States source capital losses. A non-U.S. holder described in clause (iii) of such sentence will be subject to a 10 percent withholding tax on the amount realized on the disposition of our common stock as well as United States federal income tax on the gain recognized on the disposition, against which the withholding tax may be credited.

A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade of business. Although we do not believe that we are currently a “United States real property holding corporation” for United States federal income tax purposes, we cannot predict whether we will become a “United States real property holding corporation” in the future. In particular, we cannot predict whether we will become a United States real property holding corporation until we effect a business combination and we may continue to be unable to do so thereafter, depending on the particular circumstances of the company with which we effect a business combination.

Conversion of Common Stock

In the event a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be taxed as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a distribution with the tax consequences described above under “— Dividends and Distributions.” Whether the conversion qualifies for sale treatment will depend largely on the percentage of our common stock treated as held by the holder before and after the conversion. A holder is treated as constructively owning common stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any common stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants.

The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. In order to meet the substantially disproportionate test, the percentage of outstanding common stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of the outstanding common stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our common stock actually and constructively owned by the holder are converted or (2) all of the shares of our common stock actually owned by the holder are converted, the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of common stock owned by certain family members, and the holder does not constructively own any other common stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a holder of less than 1 percent of the shares of a publicly held corporation will constitute a “meaningful reduction” if the holder exercises no control over corporate affairs. A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of exercise of a conversion right.

If none of the foregoing tests are satisfied, the conversion will be treated as a distribution and the tax effects will be as described above under “— Dividends and Distributions.” If conversion is treated as a distribution rather than a sale or exchange, any remaining basis of the holder in the converted common stock will be added to the holder’s basis in the holder’s remaining common stock, or, if the holder has none, to the holder’s basis in the warrants or possibly in other common stock constructively owned by the holder.

Persons who actually or constructively own 5 percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a holder will not recognize taxable gain or loss upon exercise of a warrant. The holder’s tax basis in a share of common stock received upon exercise of a warrant will be equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant as described above under “— General”), plus the exercise price of the warrant. The holder’s holding period for the share of common stock received upon exercise of the warrant will begin on the day following the date of exercise and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. If tax-free for either reason, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, the holder’s holding period in the common stock would be treated as commencing on the day following the date of exercise of the warrant (or possibly on the date of exercise). If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise would be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder may be deemed to have exchanged warrants with a fair market value equal to the exercise price of the warrants being exercised. A U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed exchanged to pay the exercise price and the U.S. holder’s tax basis in those warrants. In that case, the U.S. holder’s tax basis in the common stock received upon exercise would be the fair market value of the warrants deemed exchanged to pay the exercise price plus the U.S. holder’s tax basis in the warrants deemed exercised. A U.S. holder’s holding period for the common stock would begin the day following the date of exercise (or possibly on the date of exercise) of the warrants.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as such a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Sale, Exchange, Redemption, or Expiration of a Warrant

A U.S. holder will generally recognize taxable gain or loss on a sale, exchange (other than by exercise), or redemption of a warrant, in an amount equal to the difference between (i) the amount realized on the disposition (or, if the common stock and warrants are not trading separately at that time, the portion of the amount realized on the disposition that is allocable to the warrant based on the then fair market values of the warrant and the common stock) and the U.S. holder’s tax basis in the warrant (which, as discussed above, is the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant as described above under “— General”). Such gain or loss generally would be long-term capital gain or loss if the warrant was held by the U.S. holder for more than a year at the time of the disposition. The deductibility of capital losses is subject to limitation.

In the event a warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to the U.S. holder’s tax basis in the warrant. Such loss will be long-term capital loss if the warrant was held for more than a year at the time it lapsed. The deductibility of capital losses is subject to limitation.

The federal income tax treatment of a non-U.S. holder’s gain or loss on a sale, exchange, redemption, or expiration of a warrant generally will correspond to the federal income tax treatment of a non-U.S. holder’s gain or loss on a disposition of our common stock as described above under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock.”

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28 percent).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Pali Capital and Morgan Joseph are acting as co-representatives, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

Pali Capital, Inc.
Morgan Joseph & Co. Inc.

Total	8,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit and the dealers may reallow a concession not in excess of $      per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in general since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representatives of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,200,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representatives of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representatives of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$10.00	$80,000,000	$92,000,000
Discount(1)	$0.70	$5,600,000	$6,440,000
Proceeds before expenses(2)	$9.30	$74,400,000	$85,560,000

(1)	$2,800,000 (or $3,220,000 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)	The offering expenses are estimated at $6,278,000.

No discounts or commissions will be paid on the sale of the insider warrants.

We have agreed to reimburse the underwriters for up to $10,000 of expenses incurred by them in connection with the investigative background search as part of their due diligence of our management. This expense reimbursement will be deemed additional compensation under Conduct Rule 2710.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The representatives may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The representatives will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Residents of the European Economic Area

In relation to each Member State of the European Economic Area, this prospectus and any offer is directed only at persons who are ‘qualified investors’ within the meaning of Article 2(1)(e) of the Directive 2003/71/EC (the “Prospectus Directive”) or is otherwise exempt from the requirement to publish a prospectus pursuant to Article 3 of the Prospectus Directive. Any person in the European Economic Area who acquires the units in any offer or to whom any offer of the units is made will be deemed to have represented and agreed that it is a ‘qualified investor’ within the meaning of Article 2(1)(e) of the Prospectus Directive. Any investor will also be deemed to have represented and agreed that any units acquired by it in the offer have not been acquired on behalf of persons in the European Economic Area other than ‘qualified investors’ within the meaning of Article 2(1)(e) of the Prospectus Directive or persons in the UK and other member states (where equivalent legislation exists) for whom the investor has authority to make decisions on a wholly discretionary basis, nor have the units been acquired with a view to their offer or resale in the European Economic Area to persons where this would result in a requirement for publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Qualified investors to whom units may be offered in an European Economic Area member state include:

•	Any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	Any legal entity that has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000, and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	Any other person who is a ‘qualified investor’ pursuant to Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the underwriters or us.

Residents of the United Kingdom

The offer is not a public offer for the purposes of the Prospectus Rules of the Financial Services Authority Handbook and accordingly this prospectus has not been authorized or otherwise approved by the Financial Services Authority of the United Kingdom nor any other regulatory authority of the European Economic Area.

This prospectus has neither been issued nor approved by a person authorized by the United Kingdom Financial Services Authority. Accordingly, the issue or distribution of this prospectus in the United Kingdom may only be made to or directed at persons who are ‘qualified investors’ within the meaning of Article 2(1)(e) of the Prospectus Directive or fewer then 100 natural or legal persons in the United Kingdom other than ‘qualified investors’ who in both cases are also: (i) investment professionals falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended ,who are persons having professional experience in matters related to investments; (ii) high net worth companies, unincorporated associations etc. falling within Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 as amended; (iii) certified sophisticated investors falling within Article 50 of the Financial Services and Markets Act 2000 (Financial Promotion) order 2005 as amended, who are persons who have a certificate signed by an authorized person to the effect that they are sufficiently knowledgeable to understand the risks associated with these investments; or (iv) persons to whom the promotion may otherwise be lawfully made.

In the United Kingdom, participation in this offer is available only to such persons described above and persons of any other description should not rely or act upon this document. Transmission of this document to any other person in the United Kingdom is unauthorized and may contravene the Financial Services and Markets Act 2000.

Any person in any doubt about the securities to which this communication relates should consult an authorized person specializing in advising on these investments. Reliance on this communication for the purposes of engaging in any investment activity may expose the individual to a significant risk of losing all of the property invested or of incurring additional liability.

LEGAL MATTERS

Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Kramer Levin Naftalis & Frankel LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by LaRue, Corrigan & McCormick LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of LaRue, Corrigan & McCormick LLP are included in reliance upon their report given upon the authority of LaRue, Corrigan & McCormick LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GF ACQUISITION CORP.
(A Development Stage Company)

INDEPENDENT AUDITORS’ REPORT

To the Stockholder and Board of Directors
GF Acquisition Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of GF Acquisition Corp. (the “Company”) as of April 15, 2008, and the related statements of operations, stockholder’s equity, and cash flows for the period from January 3, 2008 (inception) to April 15, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GF Acquisition Corp. as of April 15, 2008, and the results of their operations and their cash flows for the period from January 3, 2008 (inception) to April 15, 2008 in conformity with accounting principles generally accepted in the United States of America.

The April 15, 2008 financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the dependence on acquiring another operating business to generate revenue and the uncertainty of a successful public offering raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  LaRue, Corrigan, McCormick & Teasdale LLP
LaRue, Corrigan, McCormick & Teasdale LLP

Woodland Hills, California
April 16, 2008

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
as of April 15, 2008

ASSETS
Current assets:
Cash	$22,687
Property and equipment (Note 2)	2,197

Total assets	$24,884

LIABILITIES AND STOCKHOLDER’S EQUITY
Commitments (Note 7)
Stockholder’s equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized none issued and outstanding	$—
Common stock, $.0001 par value, 100,000,000 shares authorized; 2,300,000 shares issued and outstanding	230
Additional paid-in capital	24,770
Deficit accumulated during the development stage	(116)

Total stockholder’s equity	24,884

Total liabilities and stockholder’s equity	$24,884

See independent auditors’ report and accompanying notes.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
For the Period from January 3, 2008 (Inception) to April 15, 2008

Formation and operating costs	$116

Net loss	$(116)

Weighted average shares outstanding	2,300,000

Net loss per share	$(0.00)

See independent auditors’ report and accompanying notes.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S EQUITY
As of April 15, 2008

				Deficit
				Accumulated	Total
	Common Stock		Additional	During the	Stockholder’s
	Shares	Amount	Paid-In Capital	Development Stage	Equity

Contributions	5,000,000	$230	$24,770	$—	$25,000
Reverse stock split (Note 2)	(2,700,000)	—	—	—	—
Net loss	—	—	—	(116)	(116)

Balance at April 15, 2008	2,300,000	$230	$24,770	$(116)	$24,884

See independent auditors’ report and accompanying notes.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
For the Period from January 3, 2008 (inception) to April 15, 2008

Cash flows from operating activities
Net loss	$(116)

Cash flows from investing activities
Acquisitions of property and equipment	(2,197)

Cash flows from financing activities
Net proceeds from capital contributions	25,000

Net increase in cash	22,687
Cash at beginning of period	—

Cash at end of period	$22,687

See independent auditors’ report and accompanying notes.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 —	Organization and Business Operations

GF Acquisition Corp. (the “Company”) was incorporated in Delaware on January 3, 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. The Company has selected June 30 as its fiscal year-end.

As of April 15, 2008, the Company had not yet commenced any operations. All activity through April 15, 2008 pertains to the Company’s formation.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a future initial public offering (“IPO”) which is discussed in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this potential IPO, although substantially all of the net proceeds of this proposed offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. The Company may not consummate a Business Combination (i) without (a) submitting the proposed Business Combination to its stockholders for approval, and (b) the approval of the holders of the majority of the shares of common stock issued by the Company in the IPO, excluding any shares of common stock issued upon exercise of warrants issued in the IPO (the “IPO Shares”), that are voted on the proposed Business Combination by the holders of the IPO Shares; or (ii) if the holders of 40% or more of the IPO Shares vote against the Business Combination and give notice of exercise of their conversion rights described below.

If the conditions of the Business Combination are met and the Company consummates a Business Combination, any holder of IPO shares who voted against the Business Combination and properly demanded, will be entitled to convert their shares into cash at a per share exchange price equal to the quotient determined by dividing (i) the amount in the Company’s trust account immediately prior to the Business Combination, inclusive of any interest, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO shares.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 24 months from the date of the successful consummation of the IPO.

Note 2 —	Summary of Significant Accounting Policies

Basis of Accounting — The Company presents its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are stated at cost and consists of computer equipment. Depreciation is recorded using the straight-line method over five years.

Income Taxes — The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Accordingly, the Company uses the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on temporary differences between financial reporting and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Stock Split — On April 14, 2008, the Company completed a reverse stock split in which each share of common stock was combined into 0.46 shares of common stock. The accompanying financial statements include adjustments to the common stock share amounts based on the reverse stock split.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Recently Issued Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 —	Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances.

Note 4 —	Initial Public Offering

The Company is contemplating an IPO of its common stock. The proposed IPO calls for the Company to offer for public sale up to 8,000,000 units (“Units”) at $10.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a business combination with a target business or one year from the effective date of the IPO and expiring four years from the effective date of the IPO.

The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

All proceeds of the offering, net of the underwriting discounts and offering expenses, will be placed in a trust account and invested in government securities.

Note 5 —	Related Party Transactions

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of the Company’s sole stockholder, Ronald F. Valenta. For the period from January 3, 2008 (inception) through March 31, 2008, the affiliate had agreed to make such services available to the Company free of charge. In April 2008, the Company and the affiliate entered into an agreement in which the Company will pay $6,000 per month for such services.

Note 6 —	Initial Issuance of Common Stock

The Company’s sole stockholder, Ronald F. Valenta, purchased 5,000,000 Units of the Company. Each Unit consisted of one share of common stock of the Company and one Warrant exercisable for one share of common stock for $7.50. On April 14, 2008 the Company’s Board of Directors approved a reverse stock split in which each share of common stock was combined into 0.46 shares of common stock. Also on April 14, 2008, the Board of Directors voted to cancel the 5,000,000 Warrants held by the Company’s sole stockholder, Ronald F. Valenta. As a result, there are 2,300,000 shares of the Company’s common stock outstanding on April 15, 2008 after the cancellation of the 5,000,000 Warrants that were held by Ronald F. Valenta.

GF ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 7 —	Commitments

The Company’s sole stockholder, Ronald F. Valenta, certain executive officers and members of the Company’s board of directors have committed to purchase an aggregate of 3,000,000 Warrants from the Company for $1.00 per Warrant, or an aggregate of $3,000,000, in a private placement that will occur immediately prior to the consummation of the IPO. All of the proceeds received will be placed in a trust account and will be part of the funds distributed to the public stockholders in the event the Company is not able to complete a Business Combination.

In connection with the IPO, and to the extent not inconsistent with the guidelines of the Financial Industry Regulatory Authority (FINRA) and the rules and regulations of the U.S. Securities and Exchange Commission (SEC), the Company intends to enter into an agreement with its underwriters, for bona fide services rendered, paying a commission equal to 7% of the gross proceeds from the IPO. Of that amount, the underwriters have agreed to defer payment of 3.5% of the gross proceeds from the IPO until the consummation of the Company’s initial business combination. As of the date of this report, the agreement had not been executed.

Note 8 —	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 9 —	Going Concern and Management Plans

The Company had not yet produced revenue as of April 15, 2008 and has a net loss of $116 for the period from January 3, 2008 (inception) to April 15, 2008. The working capital provided by the sole stockholder’s contributions could be exhausted before additional capital is raised. In addition, the Company’s future success is contingent on acquiring another operating business that is profitable. There can be no assurance that the Company will be successful in their efforts to acquire such a business or to consummate a public offering.

Management’s plans for the near future include an IPO of up to 8,000,000 units of stock for public sale (See Note 4).

Until          , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

GF ACQUISITION CORP.

8,000,000 Units

PROSPECTUS

Pali Capital, Inc.

Morgan Joseph

          , 2008

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	6,400
FINRA filing fee	16,600
American Stock Exchange fees	75,000
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Legal fees and expenses	305,000
Miscellaneous	125,000	(1)

Total	$678,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the

Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Tenth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Number of
Stockholders	Shares

Ronald F. Valenta	2,300,000

Such shares were issued in January 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to a sophisticated, accredited and wealthy individual. The shares issued to Ronald F. Valenta were sold for an aggregate offering price of $25,000 at an average purchase price of $0.005 per share. Mr. Valenta transferred, without consideration, 25,000 shares of common stock to each of Messrs. Havner, Boyer and Reinstein. Mr. Valenta sold shares of common stock for the amount of approximately $0.011 per share to Messrs. Robertson and Johnson and GF Investors LLC and Ebb Tide Investments Limited at aggregate purchase prices of approximately $2,418, $1,934, $967 and $4,434.

In addition, the insider warrant holders have committed to purchase from us 3,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above individuals was made pursuant to Subscription Agreements, dated as of

, 2008 (the form of which was filed as Exhibit 10.11 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

1.1		Form of Underwriting Agreement.
3	.1*	Form of Amended and Restated Certificate of Incorporation.
3	.2*	By-laws.
4	.1*	Specimen Unit Certificate.
4	.2*	Specimen Common Stock Certificate.
4	.3*	Specimen Warrant Certificate.
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1		Opinion of Paul, Hastings, Janofsky & Walker LLP.
10.1		Form of Letter Agreement among the Registrant, Pali Capital and Morgan Joseph LLC and stockholder, director or officer of the Company.
10.2		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3		Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.4		Form of Promissory Note issued to Ronald F. Valenta and John O. Johnson.
10.5		Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.6		Form of Subscription Agreement among the Registrant and its Initial Stockholders.
10.7		Warrant Purchase Agreement.
10	.8*	Form of Indemnification Agreement.
14		Form of Code of Ethics.
23	.1*	Consent of LaRue, Corrigan & McCormick LLP.
23.2		Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
24	*	Power of Attorney (included on signature page of this Registration Statement).
99.1		Audit Committee Charter.
99.2		Nominating Committee Charter.

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on the 21st day of April, 2008.

GF ACQUISITION CORP.

By:	/s/ James S. Robertson
Name:     James S. Robertson

Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of GF Acquisition Corp. (the “Company”), hereby severally constitute and appoint Ronald F. Valenta, James S. Robertson and John O. Johnson and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	Co-Chairman of the Board	April 21, 2008

/s/ James S. Robertson James S. Robertson	Chief Executive Officer (Principal executive officer)	April 21, 2008

/s/ Ronald F. Valenta Ronald F. Valenta	Co-Chairman of the Board	April 21, 2008

/s/ Frederic T. Boyer Frederic T. Boyer	Director	April 21, 2008

/s/ Jeffrey H. Reinstein Jeffrey H. Reinstein	Director	April 21, 2008

/s/ John O. Johnson John O. Johnson	Director	April 21, 2008